EXHIBIT 10.2

TERMINATION AGREEMENT

          This TERMINATION AGREEMENT (this “Termination Agreement”) is entered as of March 26, 2010 (the “Effective Date”), by and between NovaDel Pharma Inc., a Delaware corporation (the “Company”), and Seaside 88, LP, a Florida limited partnership (such investor, including its successors and assigns, “Seaside”, together with the Company, the “Parties”).

          WHEREAS, the Company and Seaside are parties to that certain Common Stock Purchase Agreement, dated June 26, 2009 (the “Agreement”) whereby the Company agreed to issue and sell to Seaside, and Seaside agreed to purchase from the Company, up to 13,000,000 shares of Common Stock on the respective Closing Dates;

          WHEREAS, the Agreement provides that, among other things, the issuance by the Company to Seaside, or the resale by Seaside, of the shares of Common Stock has been registered under the Securities Act and all of the shares of Common Stock when delivered will be freely transferable and tradable on the Trading Market by Seaside without restriction (other than any restrictions arising solely from an act or omission of a Seaside);

          WHEREAS, as disclosed on the revised Disclosure Schedules, dated January 15, 2010, on December 24, 2009, the Company’s Common Stock began trading on the OTC Bulletin Board under the trading symbol “NVDL.OB.”

          WHEREAS, on March 31, 2010, the Company intends to file its Annual Report on Form 10-K, which qualifies as a Section 10(a)(3) update to the Registration Statement;

          WHEREAS, upon such filing, the Company will not be eligible to use the limited primary offering exception on the Registration Statement because the Company’s common stock is no longer trading on a national securities exchange;

          WHEREAS, as a result, the Company expects that the Registration Statement will not be effective as of March 31, 2010 and the Company will no longer be able to provide Seaside with registered shares;

          WHEREAS, Seaside does not intend to purchase unregistered shares of Common Stock from the Company at any future Closings; and

          WHEREAS, the Parties have mutually agreed to terminate the Agreement in accordance with the terms of this Termination Agreement.

          NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Termination Agreement agree as follows:

1. Definitions. Any capitalized terms not separately defined in this Termination Agreement shall have the meaning provided in the Agreement.

2. Termination of Agreement. Notwithstanding anything to the contrary contained in the Agreement, the Parties hereby acknowledge and agree that the Agreement is terminated, effective as of the Effective Date.

3. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Termination Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Termination Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5. Entire Agreement. This Termination Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and supersedes all prior agreements and understandings whether written or oral, between the Parties with regard to the subject matter hereof.

6. Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to the Termination Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signatures on following page]

          IN WITNESS WHEREOF, the Parties have executed and delivered this Termination Agreement as of the Effective Date.

NovaDel Pharma Inc.
Address for Notice:

By:	/s/ Steven B. Ratoff	1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
	Name: Steven B. Ratoff	Attention: Steven B. Ratoff
Title: Chief Executive Officer and President

With a copy to (which shall not constitute notice):		Morgan, Lewis & Bockius, LLP 502 Carnegie Center Princeton, NJ 08540 Attention: Emilio Ragosa, Esq. Fax: 609-919-6701

Seaside 88, LP		Address for Notice:

By:	Seaside 88 Advisors, LLC

750 Ocean Royale Way
Suite 805
By:	/s/ William J. Ritger	North Palm Beach, FL 33408
Attention: William J. Ritger and
	Name: William J. Ritger	Denis M. O’Donnell, M.D.
	Title: Manager	Fax: 866-358-6721

With a copy to (which shall not constitute notice):		White White & Van Etten PC 55 Cambridge Parkway Cambridge, MA 02142 Attention: David A. White, Esq. Fax: 617-225-0205